UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 16, 2002

MAXXIS GROUP, INC.
(Exact name of registrant as specified in its charter)

GEORGIA	0-31867	58-2278241

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1901 Montreal Road, Suite 108
Tucker, Georgia 30084
(Address of principal executive offices)

(770) 696-6343
(Registrant’s telephone number, including area code)

SIGNATURES
LETTER FROM CHERRY BEKAERT & HOLLAND
LETTER FROM CHERRY BEKAERT & HOLLAND

ITEM 4. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     Withdrawal of Reports; Resignation of Auditor. On December 9, 2002, Cherry Bekaert & Holland LLP (the “Former Auditor”) forwarded to the Board of Directors of Maxxis Group, Inc. (“Maxxis” or the “Company”) a letter notifying the Company of its decision to resign as independent auditor of the Company and withdraw its report, dated January 31, 2002, on the Company’s financial statements for the fiscal year ending June 30, 2001 (“Notification Letter”). The Former Auditor also provided the Company’s president a second letter, dated December 9, 2002, confirming that the client-auditor relationship had ceased. Copies of the two letters are filed as Exhibits 7.1 and 7.2, respectively, to Item 7 below of this Current Report on Form 8-K, and incorporated herein in their entirety by reference.

     In the Notification Letter, the Former Auditor advised the Company that the Former Auditor had identified (i) material weaknesses in the Company’s internal control over the disbursement approval and documentation process; (ii) significant financial statement adjustments during the Former Auditor’s audit; (iii) a series of significant transactions with a related party of the Company which had not been disclosed to the Former Auditor, including transferring funds from the Company to the related party and then the related party paying expenses of the Company; and (iv) some sales and repurchases by the Company of the Company’s common or preferred stock that could not be accounted for by the Company in the Company’s accounting records for the years ended June 30, 2002 and 2001.

     The Former Auditor also advised the Company that it believes the foregoing matters may have a materially adverse impact on the Company’s June 30, 2001 and 2002 financial statements. Based on these beliefs, the Former Auditor informed the Company of its resignation because (i) it was no longer able to rely on the representations of the Company’s management; (ii) it had identified material weaknesses in the Company’s system of internal controls; and (iii) significant unresolved accounting matters existed relating to the Company’s financial statements for the years ended June 30, 2002 and June 30, 2001.

     Maxxis Group, Inc., has requested that the Former Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

     The reports of the Former Auditor (Arthur Andersen LLP served as auditor for the fiscal year ended 2000) on the financial statements for the past two years (2000 and 2001) contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

     In connection with its audits for the two most recent years (2000 and 2001) and through at least December 6, 2002, there have been no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements if not resolved to the

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satisfaction of the Former Auditor would have caused them to make reference thereto in their report on the financial statements for such years.

     In connection with issues raised by the Former Auditor’s Notification Letter, in October 2002, the Auditor recommended that the Company establish certain policies and practices to handle significant deficiencies in the design or operation of the Company’s internal control structures related to disbursement transactions for checks. The matter was discussed with the Company’s management and the Audit Committee and adjustments were made to the Company’s practice of obtaining receipts, documentation, and approval for disbursement transactions. The Company was subsequently informed that these adjustments satisfied the Former Auditor’s concerns.

     During the Former Auditor’s performance of the audit of the financial statements for the year ended 2002, one of the issues raised by the Former Auditor relates to the Former Auditor’s discovery that some sales and repurchases by the Company of its common or preferred stock not being accounted for in the Company’s accounting records for the years ended June 30, 2002 and 2001. The Company followed the Former Auditor’s recommendation that it review the transfer agent stockholder ledger and perform procedures to determine that the number of shares as reported by the Company as outstanding is the actual amount of the shares outstanding. The Company believes that the inaccuracy resulted from the failure of third parties to forward to the transfer agent complete information and documentation for the issuance of certain common or preferred stock.

     The Company is in the process of retaining a successor auditor to address the concerns raised by the Former Auditor and commence an audit of the Company’s financial statements at June 30, 2002 and 2001. The Company will authorize the Former Auditor to respond fully to the inquiries of a successor auditor, when selected, concerning the subject matter of each of the foregoing matters raised. Additionally, the Company is in the process of retaining the services of an independent consultant reporting to the Audit Committee, to work with the Company and make recommendations to the Audit Committee with respect to the subject matter raised by the Former Auditor.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

7.1. Letter from Cherry Bekaert & Holland to the Board of Directors of Maxxis Group, Inc., dated December 9, 2002 (“Notification Letter”).

7.2. Letter from Cherry Bekaert & Holland to Alvin Curry dated December 9, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXIS GROUP, INC

Registrant

December 16, 2002	By:	/s/ Alvin Curry

Alvin Curry President and Chief Executive Officer

December 16, 2002	By:	/s/ DeChane Cameron

DeChane Cameron Chief Financial Officer

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